As filed with the Securities and Exchange Commission on February 3, 1997

                     Registration Statement No. 333-[___]
============================================================================
====

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________

                                   FORM S-3
                                 _____________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 _____________

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                 _____________

            (Exact name of registrant as specified in its charter)

             Delaware                                   11-2534306

              ------                                      ------
     (State of incorporation)                        (I.R.S. Employer
                                                    Identification No.)

 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004 (202) 393-
                                     1101
           ________________________________________________________

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Bernard A. Girod
                 Harman International Industries, Incorporated
                  1101 Pennsylvania Avenue, N.W., Suite 1010
                            Washington, D.C. 20004
                                (202) 393-1101
                           _________________________
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:
                              David Clossey, Esq.
                          Jones, Day, Reavis & Pogue
                             599 Lexington Avenue
                           New York, New York 10022
                                (212) 326-3939

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
FROM TIME TO
     TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, AS
DETERMINED BY
     THE SELLING STOCKHOLDERS

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

Title of Each Class                     Proposed          Proposed Maximum    Amount of
of Securities to be  Amount to be   Maximum Offering     Aggregate Offering  Registration
   Registered         Registered   Price Per Share (1)        Price(1)           Fee
Common Stock,
par value
$ .01 per share      96,117 Shares      $47.25              $4,541,528.20      $1,376.22


     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for the Company's Common Stock on the New York Stock Exchange (the "NYSE") on January 31, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                                 96,117 SHARES

                                 COMMON STOCK

                          (PAR VALUE, $.01 PER SHARE)

     This Prospectus ("Prospectus") relates to 96,117 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Harman International Industries, Incorporated, a Delaware corporation (the "Company"). The Shares may be offered by stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the open market or in negotiated transactions or a combination of such methods, at market prices prevailing at the time of sale or at negotiated prices. On January 30, 1997, the closing sale price of the Common Stock on the NYSE was $51.00. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. See "Selling Stockholders" and "Manner of Distribution."

     All of the Shares offered hereunder are to be sold by the Selling Stockholders. None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than discounts or commissions) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1997.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the date hereof. The delivery of this

Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company's Common Stock is listed on the NYSE. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, at prescribed rates. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     In accordance with the requirements of the Exchange Act, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K, for the year ended June 30, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

     (c) The Company's Form 8, Amendment No. 1, dated November 13, 1986, to its Form 8-A Registration Statement.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Harman International Industries, Incorporated, 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004 (telephone number (202) 393-1101), Attention:
Bernard A. Girod, President.

                                  THE COMPANY

     Harman International Industries, Incorporated (together with its subsidiaries, "Harman" or the "Company") is a worldwide leader in the design, manufacture and marketing of high-quality, high-fidelity audio products targeted primarily at the consumer, professional and original equipment manufacturer ("OEM") markets. For almost 50 years, the Company and its predecessors have been leaders and innovators in creating loudspeaker and electronic products that deliver superior sound.

     The Company was incorporated in Delaware in 1980. The Company's principal executive offices are located at 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004. The Company's telephone number is (202) 393-1101.


                                 RISK FACTORS

DEPENDENCE ON KEY CUSTOMERS

     Sales to Chrysler accounted for 10.4% of the Company's consolidated net sales for the fiscal year ended June 30, 1996. The Company's next largest customer, Mercedes Benz, accounted for 7.7% of its consolidated net sales for the fiscal year ended June 30, 1996. The loss of either one of these significant customers could have a material adverse effect on the Company.

DEPENDENCE ON CONSUMER SPENDING

     The Company's sales are dependent to a substantial extent on discretionary spending by consumers, which may be adversely impacted by economic conditions affecting disposable consumer income and retail sales. In addition, sales of the Company's audio products to the automotive OEM market are dependent on the overall success of the automobile industry, as well as the willingness, in many instances, of automobile purchasers to pay for the option of a premium branded automotive audio system.

ACQUISITION STRATEGY

     A significant element of the Company's growth strategy has been the acquisition of complementary businesses. The Company anticipates that it may continue to make such acquisitions from time to time to the extent they are compatible with the Company's long-term strategy. The integration of newly acquired businesses into the Company presents certain risks in addition to those presented by growth through internal development, including additional demands on management time and attention. In addition, certain of the Company's acquisitions have been of businesses that had suffered losses prior to acquisitions by the Company, including AKG in September 1993, Studer in March 1994 and Becker in February 1995.

DEPENDENCE ON SUPPLIERS

     The Company is dependent upon certain unaffiliated domestic and foreign suppliers for various components, parts, raw materials and certain finished products. Some of the Company's suppliers produce products that compete with the Company's products. Although the Company believes that the loss of any one or more of its suppliers would not have a long-term material adverse effect on the Company because other suppliers would be able to fulfill the Company's requirements, the loss of certain of such suppliers could, in the short term, adversely affect the Company's business until alternative suppliers could be activated. The Company has begun using multiple vendors and has thus limited its reliance on any single supplier. Arrangements with foreign suppliers are also subject to the risks of doing business abroad, such as import duties, trade restrictions, work stoppages, foreign currency fluctuations, political instability and other factors which could have an adverse effect on the Company.

COMPETITION

     The high fidelity audio products business is fragmented and highly competitive. Many manufacturers, large and small, domestic and foreign, offer audio systems that vary widely in price and quality and are marketed through a variety of channels, including audio specialty stores, discount stores, department stores and mail order firms. Certain competitors of the Company have financial and other resources greater than those of the Company. There can be no assurance that the Company will continue to compete effectively against existing or new competitors that may enter its markets.

CURRENCY EXCHANGE RATES

     The Company's operations are subject to fluctuations in foreign currency exchange rates. Significant assets and operations of the Company are located in Europe and Asia. In addition, the Company purchases certain foreign-made products. The Company hedges a portion of its foreign currency exposure and, due to the multiple currencies involved in the Company's business, foreign currency positions are partially offsetting and are netted against one another to reduce exposure.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and its By-Laws, as amended (the "By-Laws"), may make it more difficult for a third party to make, or may discourage a third party from making, an acquisition proposal for the Company or initiating a proxy contest and may thereby inhibit a change in control of the Company or the removal of incumbent management or directors.

     Fair Price Provisions

     The Certificate contains provisions (the "Fair Price Provisions") that raise the affirmative vote required to approve certain "Business Combinations" (as defined below) involving an "Interested Stockholder" (as defined below) to at least 66 2/3% of the votes of the outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), unless the transaction is approved by a majority of disinterested directors or unless specified price criteria described below and procedural requirements are satisfied. A "Business Combination" is defined by the Certificate to include any of the following transactions with, or proposed by, an Interested Stockholder or affiliate: a merger or consolidation; a sale, lease or other disposition of the Company's assets having an aggregate fair market value of $10 million or more; a plan of dissolution proposed by an Interested Stockholder; or a reclassification of securities or recapitalization of the Company disproportionately favorable to an Interested Stockholder. An "Interested Stockholder" is defined by the Certificate to include any person or entity, other than the Company or any subsidiary or employee benefit plan thereof, which owns beneficially or controls directly or indirectly 20% or more of the shares of the Voting Stock.

     The 66 2/3% voting requirement is not applicable if certain procedural requirements are met and if, in the case of a Business Combination involving payments to holders of Common Stock, the fair market value per share of such payments is equal to the greater of (i) the highest per share price paid by the Interested Stockholder to purchase shares of Common Stock in the two-year period prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder (whichever is greater), and (ii) the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (whichever is greater). In addition, the consideration to be paid to the Company's stockholders must be either cash or the same consideration used by the Interested Stockholder in acquiring the largest part of its Voting Stock prior to the Announcement Date.

     Supermajority Vote Requirements

     The Certificate provides that a vote of the holders of 66 2/3% or more of the voting power of the Voting Stock is required to amend, alter or repeal, or to adopt any provision inconsistent with, the Fair Price Provisions or the provisions relating to the classified board of directors and ancillary matters. The Certificate also provides that the stockholders may take action only at meetings and that directors may only be removed for cause and by a 66 2/3% vote.

     Anti-Takeover Statute

     Section 203 of the Delaware General Corporation Law (the "DGCL") is applicable to corporate takeovers in Delaware. Subject to certain exceptions set forth herein, Section 203 of the DGCL provides that a corporation may not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless: (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (iii) subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to include any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person. Under certain circumstances,
     Section 203 of the DGCL makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period.

                               MATERIAL CHANGES

     There have been no material changes in the Company's affairs since June 30, 1996, the end of the Company's last completed fiscal year, which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act and incorporated by reference herein. On January 30, 1997, the Company released results for the second quarter ended December 31, 1996. Attached as Exhibit
99.1 and incorporated herein by reference is a copy of the press release reporting on second quarter fiscal year 1997 results.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered hereby.

                             SELLING STOCKHOLDERS

     Set forth below are the names of the Selling Stockholders, the number of shares of Common Stock owned by each prior to the offering, the shares being offered hereby and, assuming all of the shares being offered are sold and that the Selling Stockholders do not choose to acquire additional Common Stock during the offering period, the number of shares of Common Stock owned by each Selling Stockholder upon completion of the offering.

                        Shares Owned Prior                       Shares Owned
Selling Stockholders    to the Offering/1/   Shares Offered   After the Offering
--------------------    ------------------   --------------   ------------------
The Charleston Company        65,819             65,819               0

Altos Diego, Limited          22,985             22,985               0

Jeep 300, Limited              7,313              7,313               0

     The Shares being offered relate to shares of the Company's Common Stock which may be issued and sold to the Selling Stockholders pursuant to option agreements between the Company and the Selling Stockholders. These options were granted in 1994 as part of the consideration for the Company's acquisition of all of the issued and outstanding capital stock of NewMediaWare Systems, Inc., a California corporation (whose name was later changed to Harman Interactive, Inc.). The right, title and interest to such options were later assigned to the Selling Stockholders listed above. The Selling Stockholders have no relationship to the Company or its affiliates.

_____________________

     /1/   As of January 31, 1997, includes shares of Common Stock subject to stock options either currently exercisable or which will become exercisable during the term of this offering.

  The Company has agreed to bear all expenses (other than commissions and discounts of underwriters, broker-dealers or agents) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. Each Selling Stockholder has requested that the Company use its best efforts to effectuate a registration of the Shares for resale under the Securities Act. In light of this request, the Company has filed with the Commission a Registration Statement with respect to the resale of the Shares from time to time on the open market or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of twelve months from the date hereof or until all of the Shares offered hereby have been sold. This Prospectus forms a part of the Registration Statement.



                            MANNER OF DISTRIBUTION

     The Shares covered hereby may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the open market, at prices related to the then current market price or in negotiated transactions, including one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that each has not made any arrangements relating to the distribution of the Shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated.

     The Company has agreed to bear all expenses (other than commissions and discounts of underwriters, broker-dealers or agents) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

     This offering will terminate on the earlier of twelve months from the date hereof or the date on which all Shares offered hereby have been sold by the Selling Stockholders.

     The Shares may not be sold in certain states unless they have been registered or qualified for sale in such states or an exemption from regulation or qualification is available and is complied with.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements and schedule of Harman International Industries, Incorporated and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, incorporated herein by reference, have been incorporated in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses of the Company in connection with the issuance and distribution of the securities to be registered are as follows:

     Item                                                         Amount
     ----                                                         ------
     S.E.C. Registration Fee.................................  $ 1,376.22
     Legal Fees and Expenses.................................   50,000.00
     Accounting Fees and Expenses............................    2,000.00
     Miscellaneous...........................................      675.00
          Total..............................................  $54,051.22
                                                               ==========

     None of these expenses will be borne by the Selling Stockholders.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Set forth below is a description of certain provisions of the Certificate, the By-Laws and the DGCL, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate, the By-Laws and the DGCL.

     ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

     Article Tenth of the Certificate provides directors of the Company to the fullest extent permitted by law, insulation from personal liability to the Company or to its stockholders or with respect to any acts or omissions in the performance of the director's duties as a director of the Company. Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of their directors by adding to the certificate of incorporation:

     A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for [paying a dividend or approving a stock purchase that is a violation] under section 174 of the [DGCL], or
     (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y)
     to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with (S) 141(a) of the [DGCL], exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     While Article Tenth of the Certificate provides directors with protection from the awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of Article Tenth as described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

     INDEMNIFICATION AND INSURANCE

     Section 145 of the DGCL sets forth provisions which define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers and employees. Those provisions have been incorporated by reference by the Company in Article VIII of the By-Laws. Section 145 provides in pertinent part as follows:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

ITEM 16. EXHIBITS

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

EXHIBIT NO.            EXHIBIT DESCRIPTION

     4.1 Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 7, 1986, as amended by the Certificates of Amendment filed with the Delaware Secretary of State on November 13, 1986 and on November 9, 1993. (Filed as Exhibit 4.1 to Amendment 1 to the Company's Registration Statement on Form S-3 dated November 15, 1993 (File No. 1-9764) and hereby incorporated by reference.)

     4.2 Amended By-Laws of Harman International Industries, Incorporated. (Filed as Exhibit 4.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (File No. 0-15147) and hereby incorporated by reference.)

     5.1  Opinion of Jones, Day, Reavis & Pogue

     23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors

     23.2 Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5.1 hereto)

     24.1 Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

     99.1 Press Release dated January 30, 1997

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities begin registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (e) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on January 31, 1997.

                              Harman International Industries, Incorporated


                              By: /s/ Bernard A. Girod
                              -------------------------------------------------
                                  Bernard A. Girod
                                  President, Chief Operating Officer,
                                  Chief Financial Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard A. Girod his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                         Title                       Date
----------                         -----                       ----
/s/ Sidney Harman            Chairman of the Board of          January 31, 1997
-------------------------
Sidney Harman                Directors and Chief Executive
                             Officer (Principal Executive
                             Officer)


/s/ Bernard A. Girod         President, Chief Operating        January 31, 1997
-------------------------
Bernard A. Girod             Officer, Chief Financial Officer,
                             Secretary and Director (Principal
                             Financial and Accounting
                             Officer)


/s/ Shirley M. Hufstedler    Director                          January 31, 1997
-------------------------
Shirley M. Hufstedler


/s/ Edward H. Meyer          Director                          January 31, 1997
-------------------------
Edward H. Meyer


/s/ Ann McLaughlin           Director                          January 21, 1997
---------------------------
Ann McLaughlin

                                 EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

     4.1 Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 7, 1986, as amended by the Certificates of Amendment filed with the Delaware Secretary of State on November 13, 1986 and on November 9, 1993. (Filed as Exhibit 4.1 to Amendment 1 to the Company's Registration Statement on Form S-3 dated November 15, 1993 (File No. 1-9764) and hereby incorporated by reference.)

     4.2 Amended By-Laws of Harman International Industries, Incorporated. (Filed as Exhibit 4.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (File No. 0-15147) and hereby incorporated by reference.)

     5.1  Opinion of Jones, Day, Reavis & Pogue

     23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors

     23.2 Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5.1 hereto)

     24.1 Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

     99.1  Press Release dated January 30, 1997
                                     II-8